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                                                                    Exhibit 23.4


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation in this Registration Statement of Sky Financial Group, Inc. on Form S-4, of our report dated February 1, 2002, on Metropolitan Financial Corp.'s consolidated financial statements appearing in the Annual Report on Form 10-K of Metropolitan Financial Corp.'s for the year ended December 31, 2001, and to the reference to us in the second paragraph under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

                                               /s/ Crowe, Chizek and Company LLP
                                               Crowe, Chizek and Company LLP


Cleveland, Ohio
December 20, 2002